Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated November 7, 2003, of Aero Group Incorporated (Commission File Number 0-30492) filed with the Securities and Exchange Commission and agree with the statements relating only to Michaelson & Co, P.A. contained therein.

Michaelson & Company, P.A.

West Palm Beach, Florida

February 20, 2004